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                                                                  EXHIBIT 99.1




                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated the 25th day of October, 1996, by and between Belmont Homes, Inc., a Mississippi corporation (the "Company"), and The Suddath Companies, a Florida corporation ("Suddath").

     1. Certain Definitions. As used in this Agreement, the following terms shall mean:

     "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

     "Common Stock" means the Common Stock, par value $.10 per share, of the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued thereunder, as they each may, from time to time, be in effect.

     "Non-Recoverable Expenses" means salaries and expenses of the Company's officers and employees performing legal and accounting duties in connection with the Company's obligations under this Agreement.

     "Public Offering" means a bona fide offering of Common Stock pursuant to a Registration Statement.

     "Registrable Shares" means shares of Common Stock issued or issuable upon exercise of the Warrant and any other unregistered shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events).

     "Registration Expenses" means all expenses incurred by the Company in complying with this Agreement, including, without limitation, (i) all Commission and any National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities and blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Shares), expenses relating to the preparation and printing of documents and of certificates representing the Registrable Shares, fees and expenses of any escrow agent, trustee or custodian acting for the Company, fees and disbursements of counsel and independent certified public accountants of the Company (including the expenses of any special audit or "cold comfort" letters required by or incident to such compliance), and fees and expenses of any other persons, including special experts retained by the Company, but excluding the fees and disbursements of any counsel or other advisors or experts retained by holders of Registrable Shares (severally or jointly); and (ii) Non-Recoverable Expenses.



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     "Registration Statement" means a registration statement filed by the
Company with the Commission for a Public Offering and sale of Common Stock of the Company for cash (other than a registration statement on Form S-4 or Form S-8, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

     "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued thereunder, as they each may, from time to time, be in effect.

     "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of an even date herewith by and between the Company and Bellcrest Holding Co., Inc., Joe H. Bell, James M. Birdwell, and DeRoy Dailey, Jr.

     "Warrant Holder" means Suddath.

     "Warrant" means the warrant granted as of the date of this Agreement, pursuant to the Warrant Agreement of even date herewith by and among the Company and Suddath.

     1. Shelf Registration.

     (a) Sufficiently in advance of the three month anniversary of the Closing Date (as such term is defined in the Stock Purchase Agreement), the Company shall file a Registration Statement under the Securities Act covering the offering and sale of the Registrable Shares (to the extent such shares have not otherwise previously been registered under the Securities Act) by the Warrant Holder directly to the public or in a public transaction to or through a broker, dealer or market maker (the "Shelf Registration"). The Company will use its best efforts to cause such Registration Statement to (i) become effective on the three month anniversary of the Closing Date or as soon as practicable thereafter, and (ii) remain continuously effective until the earlier of (x) the day after all Registrable Shares covered by such Registration Statement have been sold thereunder or (y) the close of business on the three-year anniversary of the Closing Date. Subject to the volume limitations set forth in Section 9 of this Agreement, the Warrant Holder may sell Registrable Shares from time to time pursuant to the Shelf Registration, whether in one or more underwritten offerings or otherwise.

     (b) Whenever the Warrant Holder intends to use the Shelf Registration for an underwritten public offering of Registrable Shares, such Warrant Holder (the "Initiating Warrant Holder"), shall so advise the Company. The Warrant Holder proposing to distribute its securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section, if the managing underwriter with respect to the proposed offering advises the Warrant Holder proposing to sell Registrable Shares that would otherwise be included in the underwriting that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Shares to be offered shall be limited in a manner consistent with such marketing factors.


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     2. Piggy-Back Registration Rights.

     (a) In connection with the filing by the Company of a Registration Statement with respect to a Public Offering, the Company shall, at least 30 days prior to such filing, give written notice to the Warrant Holder of its intention to do so and, upon the written request of a the Warrant Holder given within 10 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares that the Company has been requested by such Warrant Holder to register (subject to the volume limitations set forth in Section 9 of this Agreement) to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Warrant Holder; provided, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2 without obligation to the Warrant Holder.

     (b) In connection with any offering under this Section 2 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the Warrant Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it and enter into a customary underwriting agreement, and then only in such quantity as will not, in the opinion of the managing underwriter, jeopardize the success of the offering by the Company. If, in the opinion of the managing underwriter, the registration of all, or any part of, the Registrable Shares which the Warrant Holder has requested to be included would adversely affect such Public Offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, that the managing underwriter believes may be sold without causing such adverse effect, on a pro-rata basis with any other selling stockholders (not including the Company).

     3. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

     (a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective for such reasonable period of time as required to complete the Public Offering;

     (b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for such reasonable period of time as required to complete the Public Offering and comply with the provisions of the Securities Act with respect to the disposition of all shares covered by such Registration Statement;

     (c) provide the selling stockholders and the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the shares being sold and counsel for such underwriters and not more than one counsel for such selling stockholders (which counsel shall be subject to approval by the Company, such approval not to be unreasonably withheld) the opportunity to participate in the preparation of the Registration Statement, each prospectus included therein or filed with the


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Commission, and each amendment or supplement thereto; and make available for inspection by such selling stockholders or other persons such financial and other information, books and records of the Company and cause the officers, directors and employees of the Company and counsel and independent certified public accountants of the Company to respond to such inquiries as shall be reasonably necessary, in the opinion of respective counsel to such selling stockholders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act;

     (d) promptly notify (in writing, if so requested) the selling stockholders and the underwriters, if any, (i) when the Registration Statement, the prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any material comments by the Commission with respect thereto or any request by the Commission for amendments or supplements to the Registration Statement or the prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the occurrence of any event, at any time during which the Registration Statement remains effective, that causes the representations and warranties of the Company contemplated by
Section 6 hereof to cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (vi) of the occurrence or failure to occur of any event, or change in circumstance, at any time when a prospectus is required to be delivered under the Securities Act, as a result of which the Registration Statement, prospectus, any prospectus supplement, or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; in the case of (vi) above, the Company shall promptly file with the Commission a report under the Exchange Act that will be incorporated by reference into the Registration Statement and/or promptly prepare and furnish to the Warrant Holder and the managing underwriter, if any, a supplement or amendment to the prospectus so that, as thereafter delivered to purchasers of Registrable Shares, such prospectus will not contain or incorporate by reference an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

     (e) make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement hereunder or any post-effective amendment thereto at the earliest practicable date;

     (f) if requested by the managing underwriter or underwriters or by the Warrant Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as such managing underwriter or underwriters or such Warrant Holder specify should be included therein relating to the sale of the Registrable Shares, including, without limitation, information with respect to the number or amount of Registrable Shares being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Shares to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;


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provided, that the Company and its counsel are reasonably satisfied that such additional information does not constitute an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

     (g) as expeditiously as possible furnish to the Warrant Holder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Warrant Holder may reasonably request in order to facilitate the Public Offering; and furnish to the Warrant Holder and each underwriter, if any, such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such Warrant Holder and underwriter, if any, may reasonably request in order to facilitate the Public Offering; the Company consents to the use of the prospectus or any amendment or supplement thereto by each of the Warrant Holder and the underwriters in connection with the offering and sale of the Registrable Shares covered by the prospectus or any supplement or amendment thereto;

     (h) as expeditiously as possible use its best efforts to register or qualify (and keep registered and qualified) the Registrable Shares covered by the Registration Statement under the securities or blue sky laws of such states as the underwriters shall reasonably request, and do any and all other acts and things that may be reasonably necessary or desirable to enable the Public Offering to be consummated; provided, however, that the Company shall not be required to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

     (i) use its best efforts to cause all of the Registrable Shares to be included in a Registration Statement hereunder to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Public Offering to be consummated;

     (j) facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold;

     (k) use its reasonable efforts to cause the Registrable Shares to continue to be listed on each securities exchange or national market system on which the Common Stock is then listed; and

     (l) provide and cause to be maintained transfer agents and registrars for all Registrable Shares to be registered from and after a date not later than the effective date of such Registration Statement.

     If the Company has delivered preliminary or final prospectuses to the Warrant Holder, and, after having done so, the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Warrant Holder, if requested, the Warrant Holder shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the Warrant Holder with revised prospectuses and, following


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receipt of the revised prospectuses, the Warrant Holder shall be free to resume making offers of the Registrable Shares.

     4. Allocation of Expenses. The Company shall pay all Registration Expenses of all registrations under this Agreement. All underwriting discounts, selling commissions, fees of counsel to any underwriters and counsel to the Warrant Holder applicable to the sale of the Registrable Shares shall be borne by the Warrant Holder.

     5. Indemnification.

     (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the seller of such Registrable Shares, each director and officer of such seller, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, including, without limitation, subject to the terms of this Agreement, any amounts paid in settlement, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company shall reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller or underwriter or controlling person specifically for use in the preparation thereof and (ii) the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company. Such indemnification and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such seller, its directors or officers, such underwriter, its directors or officers, or such controlling person, and shall survive the transfer of any or all Registrable Shares by such seller.

     (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors and officers, each other seller and each underwriter, if any, and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws


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or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; and each such seller shall reimburse the Company, each of its directors and officers, each underwriter and each controlling person for any legal or any other expenses reasonably incurred by the Company, such directors and officers, underwriters and controlling persons in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such seller; further provided, that the liability of each seller hereunder shall be limited to the proportion of any such claims which are equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but in no event to exceed the proceeds received by such seller from the sale of Registrable Shares covered by such registration statement. Such indemnification and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, its officers or directors, any such other seller, its officers or directors, or any such controlling person, and shall survive the transfer of any or all Registrable Shares by any such other seller.

     (c) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); provided, however, that an Indemnified Party shall have the right to retain its own counsel (limited to one counsel for all Indemnified Parties), with the fees and expenses of such counsel to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure by an Indemnified Party to deliver written notice to the Indemnifying Party within a reasonable time of the Indemnified Party's discovery of such claim, if materially prejudicial to its ability to defend such claim, shall relieve the Indemnifying Party of its obligations under this Section 5. The Indemnified Party may participate in such defense at such party's expense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.


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     (d) (i) If for any reason the indemnification provided for in this Section
5 is unavailable to or insufficient to hold harmless an indemnified party under this Section 5 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to herein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof), in such proportion as is appropriate to reflect the relative fault of each Indemnifying Party and the Indemnified Party as well as any other relevant equitable considerations. The relative fault of each Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 5(c), any legal or other fees or expenses reasonably incurred by such party.

         (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation (even if the sellers or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (iii) The contribution provided for in this Section 5(d) shall survive, with respect to the Warrant Holder, the transfer of Registrable Shares by such Warrant Holder and, with respect to the Warrant Holder or the Company, shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party.

     (e) The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, subject to refund in the event any such payments are determined not to have been due and owing hereunder.

     6. Agreements with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to this Agreement, the Company agrees to enter into such customary agreements (including an underwriting agreement) and take such other actions in connection therewith as the Warrant Holder to be included in a Registration Statement hereunder shall reasonably request in order to expedite or facilitate the Public Offering and, in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, to (i) make such representations and warranties to the selling stockholders and the underwriters, if any, in form, substance and scope as are customarily made in such a registration; (ii) obtain an opinion of counsel to the Company in customary form and covering such matters of the type customarily covered by such opinion as the Warrant Holder to be included in such registration and the underwriters, if any, may reasonably request, addressed to each selling stockholder and the underwriters, if any, and dated the effective date of such


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Registration Statement (or, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement); (iii) obtain a "cold comfort" letter from the independent certified public accountants of the Company addressed to the selling stockholders and the underwriters, if any, (and which may also be addressed to the Board of Directors of the Company) dated the effective date of such Registration Statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), such letter to be in customary form and covering such matters of the type customarily covered by such letter; and (iv) deliver such documents and certificates as may be reasonably requested by the Warrant Holder being sold and the managing underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

     7. Information by Warrant Holder. It shall be a condition precedent to the participation of the Warrant Holder in a registration under this Agreement, that the Warrant Holder of Registrable Shares to be included in any registration shall furnish to the Company such information regarding such Warrant Holder and the distribution proposed by such Warrant Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     8. Rule 144. The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities
Act) and the rules and regulations adopted by the Commission thereunder, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act pursuant to Rule 144 under the Securities Act (as applicable to such holder), as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.

     9. Volume Limitations. The Warrant Holder hereby agrees that it may not sell more that 7,500 Registerable Shares in any 90-day period, provided, however, which amounts, to the extent unsold, shall cumulate for subsequent 90-day periods, so that if 1,000 Registerable Shares are sold in the first 90-day period, 14,000 Registerable Shares could be sold in the second 90-day period.

     10. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived, either generally or in a particular instance and either retroactively or prospectively, with the written consent of the Company and the Warrant Holder. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instance, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     11. Entire Agreement: Successors and Assigns of the Company. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. This Agreement shall be binding, in accordance with its terms, upon any successor, by way of merger, consolidation, sale of assets or otherwise, of the Company.


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     12. Counterparts. This Agreement may be executed in several counterparts, all of which need not be signed by all the parties hereto, and each of which shall be deemed an original, but all of which together constitute one and the same agreement.

     13. Headings. The headings of the sections of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

     14. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other severable provision.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi, without regard for the conflict of laws rules thereof.

     16. Notices. All notices and other communications under this Agreement shall be in writing and shall be (i) sent by facsimile transmission and by certified or registered mail, return receipt requested, courier or overnight mail, or (ii) sent by certified or registered mail, return receipt requested, courier or overnight mail.

     If to the Company:           Belmont Homes, Inc.
                                  Highway 25 South
                                  Industrial Park Drive
                                  Belmont, Mississippi 38827
                                  Attention:  Jerold Kennedy

     with copies to:              J. Chase Cole, Esq.
                                  Waller Lansden Dortch & Davis
                                  511 Union Street, Suite 2100
                                  Nashville, Tennessee 37219

     If to the Warrant Holder:    The Suddath Companies
                                  815 South Main Street
                                  Jacksonville, Florida 32207

     with copies to:              Barry C. Averitt, Esq.
                                  Kirschner, Main, Petrie, Graham & Tanner, P.A.
                                  One Independent Drive
                                  Suite 2000
                                  Jacksonville, Florida 32201

Any written communication so addressed, sent by facsimile transmission or certified or registered mail, return receipt requested, courier or overnight mail, shall be deemed to have been given when sent via facsimile or mailed. All other written communications shall be deemed to have been given upon receipt thereof.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       BELMONT HOMES, INC.


                                       By:      /s/ Jerold Kennedy
                                           ------------------------------
                                             Jerold Kennedy, President


                                       THE SUDDATH COMPANIES


                                        By:     /s/  A. Quinn Bell
                                            ------------------------------
                                                Title:  President/CEO


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